UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2003

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

(011) 8610-6510-2160

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

The share number of “22,697” referenced in Paragraph 4 of Item 2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2003 as amended by Amendment No. 1 filed with the SEC on December 23, 2003 is hereby corrected to reference the share number “25,697.”

Item 7 of the Registrant’s Current Report on Form 8-K filed with the SEC on December 5, 2003, as amended by Amendment No. 1 filed with the SEC on December 23, 2003 is hereby amended and restated to read in its entirety as follows:

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Pursuant to Item 7(a), in connection with the Focus Acquisition, below is a statement of direct revenues and direct expenses for the nine month period ended September 30, 2003 for the focus.cn Web site property.

The Registrant is unable to file with this 8-K/A an audited statement of assets sold at September 30, 2003 in connection with the Focus Acquisition because the Focus Seller did not maintain the necessary documentation to support the historical cost of the separate fixed assets sold. The Registrant believes that the absence of an audited statement of assets sold will have no effect on an investor’s ability to adequately evaluate the Registrant’s acquisition of the focus.cn Web site property because (1) the total value of tangible fixed assets sold at September 30, 2003, based on Asia B2B Online Inc.’s records, was $107,000, which is less than 1% of the total Focus Acquisition purchase price of $16 million, and is therefore immaterial (at September 30, 2003 and prior to the Focus Acquisition, the Focus Seller had no recorded value for intangible assets of the focus.cn Web site), and (2) the basis of the Registrant’s valuation of the Focus Website in connection with the Focus Acquisition was not these fixed assets but rather the user base of the focus.cn Web site and the Registrant’s belief as to the future earnings potential of the Web site.

Report of Independent Auditors

To Board of Directors of Sohu.com Inc.:

In our opinion, the accompanying statement of direct revenues and direct expenses presents fairly, in all material respects, the excess of direct revenues over direct expenses and other data shown therein of Focus Website, a Web site owned by Asia B2B Online Inc. (the “Company”), for the nine months ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of direct revenues and direct expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of direct revenues and direct expenses assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of direct revenues and direct expenses. We believe that our audit of the statement of direct revenues and direct expenses provides a reasonable basis for our opinion.

This financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. This financial statement presents the direct revenues and direct expenses of Focus Website as described in Note (2) and is not intended to be a complete presentation of the Focus Website’s results of operations.

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

January 19, 2004

FOCUS WEBSITE (A WEBSITE PROPERTY OF ASIA B2B ONLINE INC.)

STATEMENT OF DIRECT REVENUES AND DIRECT EXPENSES

(Amounts in thousands of US dollars)

For nine months ended September 30, 2003
Revenues	$1,323
Direct operating expenses	624

Excess of direct revenues over direct expenses	$699

The accompanying notes are an integral part of this statement.

FOCUS WEBSITE (A WEBSITE PROPERTY OF ASIA B2B ONLINE INC.)

NOTES TO STATEMENT OF DIRECT REVENUES AND DIRECT EXPENSES

(1)	The Agreement

On November 25, 2003, Sohu.com Inc., through Sohu.com Limited, completed the acquisition (the “Focus Acquisition”) of all of the outstanding capital stock of All Honest International Limited (“All Honest”), a company incorporated in the British Virgin Islands as a wholly-owned subsidiary of Asia B2B Online Inc. (the “Focus Seller”), pursuant to a stock purchase agreement dated as of November 18, 2003 between Sohu.com Limited and the Focus Seller (the “Focus Purchase Agreement”). All Honest was established by the Focus Seller in October 2003, for purposes of the Focus Acquisition. Also in October 2003, the Focus Seller transferred to All Honest the assets (fixed assets, intangible assets including software licenses, domain name, user base and employees) directly associated with Focus.cn (the “Focus Website”), which is a Web site providing information about real estate in Beijing and Shanghai.

The maximum total purchase price for the Focus Acquisition was approximately $16 million. This price consisted of (i) $11,988,862 in cash, of which: (1) $10,682,862 was paid at the closing under the Focus Purchase Agreement, (2) $1,000,000 was transferred to an escrow account subject to post-closing contingencies and was released to the Focus Seller 30 days after the Focus Closing, and (3) $306,000 will be paid in 2004; (ii) 91,549 shares of the common stock of Sohu.com Inc. valued at their market price, totaling approximately $3,200,000 around the dates of November 18, 2003, the commitment date, and November 19, 2003, the date the transaction was publicly announced, of which (1) 65,852, shares were transferred at closing and (2) 25,697 shares will be transferred in 2004; and (iii) the remaining amount, if any, will be determined based upon revenues contributed from the Focus Website for the year ended December 31, 2004, up to a maximum of $811,000 in cash.

(2)	Basis of Presentation

The statement of direct revenues and direct expenses has been prepared in accordance with generally accepted accounting principles in the United States of America and in connection with the carve out of the Focus Website as described below.

Carve out

The statement have been prepared on a carve out basis in order to represent direct revenues and direct expenses, which have been derived from the historical accounting records of Asia B2B Online Inc. and subsidiaries and reflect significant assumptions and allocations.

Asia B2B Online Inc. is a Cayman Island Company and was the ultimate holding company of the Focus Website. The Focus Website is a Web site which provides information about real estate in Beijing and Shanghai. In October 2003, Asia B2B Online Inc. formed All Honest as its wholly-owned subsidiary and, in connection with the acquisition of the Focus Website by Sohu.com Inc., transferred the assets (fixed assets, intangible assets including software licenses, domain name, user base and employees) associated with the Focus Website to All Honest.

Asia B2B Online Inc. did not account for the Focus Website as a separate entity. Accordingly, the information included in the accompanying statement of direct revenues and direct expenses has been obtained from Asia B2B Online Inc.’s and subsidiaries’ consolidated financial records. The statement of direct revenues and direct expenses includes certain allocations as discussed in note 3 (b) and (d) below.

Asia B2B Online Inc.’s management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred by the Focus Website on a stand-alone basis. Corporate expenses of Asia B2B Online Inc. and other expenses, such as executive compensation, central management systems, strategy and general corporate expenses, have not been allocated to the Focus Website, as they are not directly attributable or are not specifically identifiable to the Focus Website, and therefore are not included in the accompanying statements. Income tax, depreciation, and interest expense have not been included in the accompanying statements of direct revenues and direct expenses, as these expenses are not specifically identifiable to the Focus Website.

Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable, fixed assets) used to record and account for cash transactions were not designed to track assets/liabilities and receipts/payments on a specific division basis. The Focus Website tangible assets that were sold consisted of 37 servers and 51 personal computers. The financial records and documents supporting the historical cost of these fixed assets were combined with fixed assets not attributable to the Focus Website. Because of these constraints, statements of financial position and cash flows have not been prepared.

(3) Summary of Significant Accounting Policies

(a) Foreign currency translation

Foreign currency transactions are translated at the applicable rates of exchange in effect at the transaction dates. Foreign currency transaction gains and losses were not material for the nine months ended September 30, 2003.

Asia B2B Online Inc.’s functional and reporting currency is the U.S. dollar. The functional currency of the Focus Website is the Renminbi (“RMB”). Sales and purchase and other expense transactions are generally denominated in RMB. Accordingly, direct revenues and direct expenses are translated at the average exchange rates in effect during the reporting period.

(b) Revenue Recognition

The revenues within the Focus Seller that relate directly to the Focus Website are the Focus Sellers’ online advertising revenues. No other revenues have been allocated to the Focus Website. The advertising revenues are derived principally from standard contracts, substantially all of which are one year or less in duration. Such contracts establish the fixed price and advertising services to be provided. Pursuant to advertising contracts, the Focus Website provides advertisement placements on various Web site channels and in different formats, including, but not limited to, banners, links, logos, and buttons. There are no guarantees of a minimum number of impressions or times that an advertisement appears in pages viewed by users. Revenue is recognized ratably over the period the advertising is provided and, as such, the Focus Website considers the services to have been delivered.

The five largest customers accounted for approximately 15% of the Focus Website revenues for the nine months ended September 30, 2003.

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. Also, as discussed in note (2), these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Focus Website had been operated as a separate entity, or of the future results of the Focus Website.

(d) Operating Expenses

Certain operating expenses mainly payroll and bandwidth are specifically identifiable, and others, mainly office rent expense and administrative expenses, are allocated to the Focus Website office rent expense is allocated based on headcount and administrative expenses are allocated based on management’s estimate of the portion of time spent by the administrative employees on Focus Website related tasks. Direct operating expenses for the nine months ended September 30, 2003 include $120,000 of allocated expenses.

(b) Pro Forma Financial Information.

The following unaudited pro forma combined balance sheet as of September 30, 2003 and unaudited pro forma combined statement of operations for the nine months ended September 30, 2003 give effect to the acquisition of the focus.cn website by Sohu.com Inc. The unaudited pro forma combined financial information is derived from the Registrant’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2003 included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and from the statement of direct revenues and direct expenses of the focus.cn Web site included under Item 7(a) of this Form 8K/A.

The unaudited pro forma combined balance sheet presents adjustments to Sohu’s balance sheet as of September 30, 2003 as if the Focus Acquisition had occurred on that date and the unaudited pro forma combined statement of operations for the nine months ended September 30, 2003 presents adjustments to Sohu’s unaudited condensed consolidated statements of operations for the nine months ended September 30, 2003 as if the Focus Acquisition had occurred on January 1, 2003.

The unaudited pro forma combined financial information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transaction actually occurred on the dates assumed, nor is it necessarily indicative of the future consolidated results of operations.

SOHU.COM, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2003

(Amounts in thousands of US dollars)

	September 30, 2003
	Sohu	Pro Forma Adjustments		Pro Forma, as Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$117,255	$(11,683)	C	$105,572
Accounts receivable, net	11,814			11,814
Accounts receivable from a related party	—			—
Prepaid and other current assets	2,945			2,945
Assets held for disposal	2,331			2,331
Current portion of long-term investments in marketable debt securities	14,898			14,898

Total current assets	149,243			137,560
Long-term investments in marketable debt securities	29,402			29,402
Fixed assets, net	5,574	107	A	5,681
Long-term loans to related parties	—			—
Intangible assets, net	—	1,489	A	1,489
Goodwill	—	13,763	A	13,763
Other assets, net	3,560			3,560

Total assets	$187,779	3,676		$191,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$855			855
Accrued liabilities and deferred revenues	19,012	1,375	B, E	20,387

Total current liabilities	19,867			21,242

Commitments and contingencies

Zero coupon convertible senior notes	90,000			90,000

Shareholders’ equity:
Common Stock	36			36
Treasury Stock	(2,003)			(2,003)
Additional paid-in capital	137,852	2,301	D	140,153
Deferred compensation	(20)			(20)
Accumulated other comprehensive income	446			446
Accumulated deficit	(58,399)			(58,399)

Total shareholders’ equity	77,912			80,213

Total liabilities and shareholders’ equity	$187,779	3,676		$191,455

SOHU.COM, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(Amounts in thousands of US dollars, except per share data)

	Nine Months Ended September 30, 2003
	Sohu	Focus Website	Pro Forma Adjustments		Pro Forma, as Adjusted
Revenues	$55,840	$1,323	$—		57,163
Cost of revenues and operating expenses	35,011	624	98	F	35,733

Operating profit	20,829	699	(98)		21,430

Other expense	(743)				(743)
Interest income	1,202				1,202

Net income before taxes	21,288	699	(98)		21,889

Income tax expense	6,500				6,500

Net income	$14,788	$699	$(98)		$15,389

Basic net income per share	$0.42				$0.44

Shares used in computing basic net income per share	35,289		66	D	35,355

Diluted net income per share	$0.38				$0.39

Shares used in computing diluted net income per share	39,728		66	D	39,794

1. Pro Forma Adjustments and Assumptions

On November 25, 2003, Sohu.com Inc., through Sohu.com Limited, completed the acquisition (the “Focus Acquisition”) of all of the outstanding capital stock of All Honest International Limited (“All Honest”), a company incorporated in the British Virgin Islands as a wholly-owned subsidiary of Asia B2B Online Inc. (the “Focus Seller”), pursuant to a stock purchase agreement dated as of November 18, 2003 between Sohu.com Limited and the Focus Seller (the “Focus Purchase Agreement”). All Honest was established by the Focus Seller in October 2003, for purposes of the Focus Acquisition. Also in October 2003, the Focus Seller transferred to all Honest the assets directly associated with Focus.cn (the “Focus Website”), which is a website providing information about real estate in Beijing and Shanghai.

The maximum total purchase price for the Focus Acquisition was approximately $16 million. This price consisted of (i) $11,988,862 in cash, of which: (1) $10,682,862 was paid at the closing under the Focus Purchase Agreement, (2) $1,000,000 was transferred to an escrow account subject to post-closing contingencies and was released to the Focus Seller 30 days after the Focus Closing, and (3) $306,000 will be paid in 2004; (ii) 91,549 shares of the common stock of Sohu.com Inc. valued at their market price, totaling approximately $3,200,000 around the dates of November 18, 2003, the commitment date, and November 19, 2003, the date the transaction was publicly announced, of which: (1) 65,852 shares were transferred at closing and (2) 25,697 shares will be transferred in 2004; and (iii) the remaining amount, if any, will be determined based upon revenues contributed from the Focus Website for the year ended December 31, 2004, up to a maximum of $811,000 in cash.

The acquisition has been accounted for as a purchase business combination and, accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets acquired on the basis of their estimated fair values on the acquisition date.

The following adjustments have been reflected in the unaudited pro forma combined financial statements:

(A) To allocate the purchase price to the fair value of the acquired assets of the Focus Website as of September 30, 2003. Assuming the transaction had occurred on September 30, 2003, the allocation would have been as follows (in thousands):

Fixed assets	$107
Identifiable intangible assets	1,489
Goodwill	13,763

Total	$15,359

As any additional payment of up to a maximum of $811,000 for the acquisition of the Focus Website is contingent upon revenues contributed from the Focus Website for the year ended December 31, 2004, this amount has not been included in the allocation of the purchase price. Once the actual consideration is determinable and no longer contingent, the amount payable, if any, will be recorded as additional goodwill.

(B) To record the accrual of estimated costs resulting from the Focus Acquisition. It is anticipated that Sohu will incur charges related to the acquisition of Focus Website currently estimated to be $170,000. These charges include direct transaction costs, primarily for financial advisory and legal fees. The estimated charge is reflected in the unaudited pro forma combined balance sheet and it is recorded as part of goodwill. Actual amounts ultimately incurred could differ from estimated amounts due to the actual time incurred by professional advisors, including attorneys and accountants.

(C) To record the payment of $11,682,862 in cash as described in Note 1.

(D) To record the issuance of 65,852 shares of common stock of Sohu.com Inc., as described in Note 1, which were valued at their market price, totaling approximately $2,301,000, around the dates of November 18, 2003, the commitment date, and November 19, 2003, the date the transaction was publicly announced.

(E) To record as other payable $306,000 in cash and 25,697 shares of common stock of Sohu.com Inc. which were valued at their market price, totaling approximately $899,000, around the dates of November 18, 2003, the commitment date, and November 19, 2003, the date the transaction was publicly announced as described in Note 1.

(F) To record amortization expense of identifiable intangible assets of $98,000 for the nine months ended September 30, 2003, as if the Focus Acquisition had occurred on January 1, 2003. The identifiable intangible assets of $1,489,000, consisting of domain name and advertiser relationship, are determined based on an independent third party valuation performed as of November 25, 2003, and are recognized and amortized over their estimated useful life of 3 to 15 years.

(c) Exhibits.

2.1	(1)	17173 Stock Purchase Agreement dated as of November 14, 2003 by and between Sohu.com Limited and Netdragon Websoft Inc.

2.2	(1)	Focus Stock Purchase Agreement dated as of November 18, 2003 by and between Sohu.com Limited and Asia B2B Online Inc.

99.1	(1)	Registration Rights Agreement dated as of November 25, 3003 by and among Sohu.com Inc. and the persons listed on Schedule 1 attached thereto.

99.2	(1)	Press Release dated November 17, 2003 relating to 17173.com.

99.3	(1)	Press Release dated November 19, 2003 relating to focus.cn.

99.4	(1)	Press Release dated November 25, 2003 relating to 17173.com and focus.cn.

(1)	Filed with the registrant’s Current Report on Form 8-K filed on December 5, 2003 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHU.COM INC.

Date:	February 6, 2004	By:	/s/ Derek Palaschuk

Derek Palaschuk Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	17173 Stock Purchase Agreement dated as of November 14, 2003 by and between Sohu.com Limited and Netdragon Websoft Inc.

2.2(1)	Focus Stock Purchase Agreement dated as of November 18, 2003 by and between Sohu.com Limited and Asia B2B Online Inc.

99.1(1)	Registration Rights Agreement dated as of November 25, 3003 by and among Sohu.com Inc. and the persons listed on Schedule 1 attached thereto.

99.2(1)	Press Release dated November 17, 2003 relating to 17173.com.

99.3(1)	Press Release dated November 19, 2003 relating to focus.cn.

99.4(1)	Press Release dated November 25, 2003 relating to 17173.com and focus.cn.

(1)	Filed with the registrant’s Current Report on Form 8-K filed on December 5, 2003 and incorporated herein by reference.